UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 02/28/17

BEMAX INC.
(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

625 Silver Oak Drive Dallas, GA (Address of principal executive offices)	30132 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
On February 28, 2017, Bemax Inc. (the "Company") entered into a Private Label Manufacturing Agreement (the "Initial Agreement") with North American Diaper Company, LLC, a U.S. Corporation (the "Manufacturer"). Pursuant to the Agreement, the Company will purchase, distribute and export disposable baby diapers produced by the manufacturer in a private labeled format in packaging not trademarked or registered by the manufacturer. This Initial Agreement relate to Mother's Touch, one of the Company's two private label brands. Both parties agreed to commence discussion relating to future collaborations and to enter into a comprehensive private label manufacturing and supplier's agreement within ninety days of signing the Initial Agreement. The term of the Agreement is for 5 years with Five (5) ONE (1) year renewal options, or until terminated with mutual written consent of both parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEMAX INC.

 (Registrant)

Date:  March 2, 2017

By: /s/ Taiwo Aimasiko

President/CEO